Exhibit 99.1

ChineseInvestors.com, Inc. Announces the Expansion of Its Cryptocurrency and Blockchain Technology Media and Internet Education Business into China, Establishing a New Wholly Owned Foreign Enterprise, NewCoins168.com Digital Media Technology Ltd (Shanghai).

(San Gabriel, CA— April 19, 2018) - ChineseInvestors.com Inc. (OTCQB:CIIX)(“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces the expansion of its cryptocurrency and blockchain technology media and internet education business into China. In April 2018, the Company established a wholly owned foreign enterprise, NewCoins168.com Digital Media Technology Ltd (Shanghai), registered in China Free Trade Zone with registered capital of 10M RMB.

The Company’s United States counterpart www.newcoins168.com, established in November 2017, headquartered in New York City at 40 Wall Street in the Trump Building, currently staffs 5 editorial reporters. According to the Company’s CEO, Warren Wang, “In the coming year, we anticipate hiring 10-15 additional editors in Shanghai to work in conjunction with the New York and Los Angeles editors to provide 24/7 coverage of the latest global cryptocurrency and blockchain industry developments and trends.”

Most recently, the Company appointed Serena Ma as its new Editor-in-Chief in the New York office. Ma earned her Bachelor’s degree in journalism and economics in China and went on to obtain a Masters in journalism from Indiana University in 2012. Ma previously worked as Senior Editor for People's Daily English in Long Beach, California.

“We are pleased that since its launch in 2018, www.newcoins168.com has become a well-known cryptocurrency and blockchain technology information portal among the North American Chinese community. We are looking forward to gaining popularity among the Chinese community worldwide and expanding into the China market,” says the Company’s CEO Warren Wang. “The Chinese website is intended to provide entry-level cryptocurrency and blockchain technology information. In addition, the Company plans to launch a mobile app that will provide timely, 24/7 news and analysis covering cryptocurrency and blockchain technology for the global Chinese community. ”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online sales and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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